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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports dated July 26, 2000 on CGS and the Majority-Owned Affiliates, Meadow Wood Village Apartments, Ltd. LP and Nooney Rider Trail, LLC (and to all references to our Firm) included in or made a part of this registration statement (Registration Statement File No________).



/s/ Arthur Andersen LLP

February 12, 2001